Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ARTHUR J. GALLAGHER & CO.

(Amended and Restated January 29, 2025)

ARTICLE I

Offices

Section 1.1 The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2 The corporation may also have offices at such other places both within and without the State of Delaware as the corporation may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.1 All meetings of the stockholders shall be held on such date and at such time as specified in Section 2.2 or as otherwise designated by the board of directors and at such place, within or without the State of Delaware, as designated by the board of directors, all as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by Section 2.15 of these bylaws and applicable law.

Section 2.2 The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall vote on the election of directors and transact such other business as may properly be brought before the meeting. Unless otherwise restricted by applicable law, the board of directors shall have power to postpone, reschedule or cancel the annual meeting of stockholders, without notice other than announcement immediately prior to the annual meeting.

Section 2.3 Written notice of the annual meeting stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 (a) Meetings of stockholders shall be presided over by the chairman of the board of directors, if any, or in the absence of the chairman of the board of directors, by an officer or director designated by the board of directors, or in the absence of an officer or director so designated by the board of directors, by a chairman chosen at the meeting by the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy. The secretary, or in the absence of the secretary, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The board of directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance at and/or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Subject to any rules and regulations adopted by the board of directors, the chairman of the meeting may convene and, for any reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.12.

Section 2.5 The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for ten days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by applicable law or by the certificate of incorporation, may be called by the chairman of the board of directors or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. The board of directors may, in its sole discretion, determine that a special meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by Section 2.15 of these bylaws and applicable law.

Section 2.7 Written notice of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 2.8 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of meeting.

Section 2.9 (a) As to each nominee for election or re-election as a director of the corporation, such person must deliver to the Secretary at the principal executive offices of the corporation the following information:

(i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (1) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (A) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation; or (B) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; and (4) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be provided to such person by the Secretary promptly following a request therefor); and

(ii) fully completed and signed questionnaire(s) prepared by the corporation with respect to the background and qualification of such person that the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation and the background of any other person or entity on whose behalf the nomination is being made) (all of the foregoing, “questionnaires”). The questionnaires will be provided by the Secretary promptly following a request therefor.

(b) A nominee for election or re-election as a director of the corporation shall also provide to the corporation such other information as it may reasonably request to determine whether such proposed nominee is qualified under the Certificate of Incorporation or these bylaws and any law, rule, regulation or listing standard that may be applicable to the corporation, including information relevant to a determination whether such person can be considered an independent director.

(c) If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10 or Section 2.11, all written and signed representations and agreements and all fully completed and signed questionnaires required pursuant to Section 2.9(a) above shall be provided to the corporation at the same time as such notice, and the additional information described in Section 2.9(b) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five business days after such request. A stockholder of record identified by name may obtain a copy of the questionnaires and written representations and agreements by contacting the Secretary in writing at the principal executive offices of the corporation, and the Secretary shall provide such copies promptly upon request. All information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10 or Section 2.11, as applicable.

Section 2.10 (a) (i) Nominations of persons for election to the board of directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (1) by or at the direction of the board of directors or a committee thereof; (2) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a); or (3) with respect to an annual meeting, by any Eligible Stockholder (as defined in Section 2.11) whose Stockholder Nominee (as defined in Section 2.11) is included in the corporation’s proxy materials for the relevant annual meeting pursuant to Section 2.11. For the avoidance of doubt, the foregoing clause (2) and clause (3) shall be the exclusive means for a stockholder to make nominations and the foregoing clause (2) shall be the exclusive means for a stockholder to propose other business (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2) of Section 2.10(a), the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of the corporation not later than the close of business (as defined below) on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. As used in this section, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day. Such stockholder’s notice shall set forth:

(1) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) a written statement, not to exceed 500 words, in support of such person; (B) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (C) the information required to be submitted by nominees pursuant to Section 2.9 above, including, without limitation, within the time period specified in Section 2.9(c) above, all fully completed and signed questionnaires described in Section 2.9 above, which will be promptly provided following a request therefor;

(2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (A) the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement or representation agreeing to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such other business;

(4) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”): (A) the class and number of shares of capital stock of the corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement or representation agreeing to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (B) a description of (x) any plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, if any, or control person and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement or representation agreeing to notify the corporation in writing within five business days after the record date for such meeting of any such plans or proposals with respect to securities of the corporation or any such agreement, arrangement or understanding, in each case, in effect as of the record date for the meeting, (C) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, options, hedging and pledging transactions, voting rights, dividend rights, and borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner, if any, or control person with respect to shares of stock of the corporation, and the stockholder’s agreement or representation agreeing to notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a representation as to whether the stockholder, beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s outstanding capital stock required under applicable law to carry the proposal or (y) in the case of any non-exempt solicitation made with respect to any nomination (except for a nomination made by an Eligible Stockholder pursuant to Section 2.11), confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the corporation’s stock entitled to vote generally in the election of directors; and (E) a representation that, promptly after soliciting proxies from the percentage of stockholders referred to in the representation required under clause (a)(ii)(4)(D)(y) of this Section 2.10, and no later than the tenth day before such meeting of stockholders, such stockholder, beneficial owner, if any, control person or participant will provide the corporation with documentation, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the corporation’s stock entitled to vote generally in the election of directors.

The foregoing notice requirements of this Section 2.10(a)(ii) shall not apply to a proposal by a stockholder if the stockholder has notified the corporation of such stockholder’s intention to present a stockholder proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(b) Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting only (i) by or at the direction of the board of directors or a committee thereof or (ii) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10, including setting forth the information required by Section 2.10(a) above and providing the additional information required by Section 2.9 above. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by Section 2.10(a)(ii) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business (as defined above) on the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the 10th day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) (i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 or, with respect to annual meetings only, Section 2.11, shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10. Notwithstanding any other provision of these bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Except as otherwise provided by applicable law, the board of directors, or an authorized committee thereof, or, at any meeting of stockholders, each of the chairman of the board of directors or the chairman of the meeting (in each case, subject to the second sentence in Section 2.4(b) and supervision, discretion and control of the board), shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws, (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clauses (D)-(E) of Section 2.10(a)(ii)(4) or complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business was not made or proposed in compliance with these bylaws, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, the chairman of the meeting (subject to the second sentence in Section 2.4(b) and supervision, discretion and control of the board) shall have the power and duty to declare that such nomination shall be disregarded or that such other proposed business shall not be transacted, notwithstanding that that votes and proxies in respect of any such nomination or other business have been received by the corporation (which such votes and proxies shall be disregarded as well). Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by applicable law, or otherwise determined by the board of directors, (A) if the stockholder does not provide the information required under Section 2.9 or Section 2.10(a) or (b) to the corporation within the time frames specified in these bylaws or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or other proposed business, any such nomination shall be disregarded and any such other proposed business shall not be transacted, notwithstanding that votes and proxies in respect of such any such nomination or other business may have been received by the corporation (and any proxies and votes in respect of any such nomination or business shall be disregarded as well). For purposes of these bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d) For purposes of this Section 2.10 and Section 2.11, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2.10(a)(ii)(4), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) sole or shared right to vote such shares, or (iii) sole or shared investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(e) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the board of directors.

Section 2.11 (a) Subject to the terms and conditions of these bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.11(b) (the “Authorized Number”) for election to the board of directors submitted pursuant to this Section 2.11 (each, a “Stockholder Nominee”), if:

(1) the Stockholder Nominee satisfies the eligibility requirements in this Section 2.11;

(2) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.11 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);

(3) the Eligible Stockholder satisfies the requirements in this Section 2.11 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and

(4) the additional requirements of these bylaws are met.

(b) The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.11 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (i) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 2.11 but whom the board of directors decides to nominate as a board nominee, (ii) by any directors in office or director nominees that in either case shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the corporation), and (iii) by any nominees who were previously elected to the board as Stockholder Nominees at any of the preceding three annual meetings and who are nominated for election at the annual meeting by the board as a board nominee and (iv) by any Stockholder Nominee who is not included in the corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Section 2.11(l). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the board resolves to reduce the size of the board in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(c) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.11 must:

(i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of outstanding shares of the corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of the corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and

(ii) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 2.11, a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of outstanding shares of the corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.11 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.11. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control, (B) under common management and funded primarily by a single employer or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 2.11, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(d) For purposes of this Section 2.11:

(i) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the corporation that are entitled to vote generally in the election of directors as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such person in any transaction that has not been settled or closed, (B) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (A) through (C), the term “person” includes its affiliates.

(ii) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(iii) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the corporation’s proxy materials for the relevant annual meeting, and (2) the person holds the recalled shares through the annual meeting.

(e) For purposes of this Section 2.11, the “Additional Information” referred to in Section 2.11(a) that the corporation will include in its proxy statement is:

(i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.11, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.11 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(f) The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.10 above (except for information and representations required under clauses (F)-(G) of Section 2.10(a)(ii)(4)), including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner, if any, or other person on whose behalf the nomination is made under this Section 2.11. In addition, such Stockholder Notice shall include:

(i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act;

(ii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of outstanding shares of the corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 2.11(d) of these bylaws) continuously for at least three years as of the date of the Stockholder Notice, (2) agreeing to continue to Own such shares through the annual meeting, and (3) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting;

(iii) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:

(1) it shall provide (A) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.11, (B) within five business days after the record date for the annual meeting both the information required under clauses (a)(ii)(3)(B) and (a)(ii)(4)(A)-(D) of Section 2.10 and written statements from the record holder(s) and intermediaries as required under clause (1)(A) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (C) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2) it (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (B) has not nominated and shall not nominate for election to the board of directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.11, (C) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the board of directors, and (D) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and

(3) it will (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 2.11, (C) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (D) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (E) at the request of the corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as reasonably requested by the corporation, and

(iv) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.11(c).

(g) To be timely under this Section 2.11, the Stockholder Notice must be delivered by a stockholder to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business (as defined in Section 2.10 above) on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting is more than thirty days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the tenth day following the day on which public announcement (as defined in Section 2.10 above) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement (as defined in Section 2.10 above) of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(h) Within the time period for delivery of the Stockholder Notice, a written representation and agreement of each Stockholder Nominee shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation, which shall be signed by each Stockholder Nominee and shall include the representations set forth in Section 2.9(a)(i). In addition to the information required in a Stockholder Notice, the questionnaires described in Section 2.9(a)(ii) of these bylaws shall be provided to the secretary of the corporation within the time period for delivery of a Stockholder Notice. At the request of the corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as the corporation may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine if a Stockholder Nominee satisfies the requirements of this Section 2.11, including information relevant to a determination whether the Stockholder Nominee can be considered an independent director.

(i) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.11.

(j) All information provided pursuant to sub-sections (f) through (i) of this Section 2.11 shall be deemed part of the Stockholder Notice for purposes of this Section 2.11.

(k) Notwithstanding anything to the contrary contained in this Section 2.11, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:

(i) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.11, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.11 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 2.11;

(ii) the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the board in determining and disclosing the independence of the corporation’s directors, (2) is or has been, within the past three years, an employee, officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(iii) the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the board pursuant to the advance notice requirements for stockholder nominees for director in Section 2.10 of these bylaws; or

(iv) the election of the Stockholder Nominee to the board of directors would cause the corporation to violate the certificate of incorporation of the corporation, these bylaws, or any applicable law, rule, regulation or listing standard.

(l) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.11 exceeds the Authorized Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.11 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.11 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.11 thereafter is nominated by the board of directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.11), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(m) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.11 for the next two annual meetings.

(n) Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law or otherwise determined by the chairman of the meeting or the board of directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Section 2.10) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. Without limiting the board’s power and authority to interpret any other provisions of these bylaws, the board (and any other person or body authorized by the board of directors) shall have the power and authority to interpret this Section 2.11 and to make any and all determinations necessary or advisable to apply this Section 2.11 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 2.11 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

Section 2.12 The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or deemed to be present or represented by proxy, shall constitute a quorum at any such meeting, except as otherwise provided by applicable law or by the certificate of incorporation. If, however, such quorum shall not be present, deemed to be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, deemed to be present or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, deemed to be present or represented. In addition, any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the board of directors pursuant to Section 2.4(b). At such adjourned or recessed meeting at which a quorum shall be present, deemed to be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.13 When a quorum is present or deemed to be present at any meeting, the vote of the holders of a majority of the stock having voting power, present in person, deemed to be present or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.14 Unless otherwise provided in the certificate of incorporation, or in the case of any series of the corporation’s Preferred Stock in the resolution of the board of directors creating such series, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 2.15 If authorized by the board of directors in accordance with these bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of the stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.16 Any action required or permitted to be taken by the stockholders of the corporation must be taken at a duly called and held annual or special meeting of the stockholders of the corporation and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 2.17 Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the Delaware General Corporation Law (the “DGCL”) to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the corporation required by this Article II.

ARTICLE III

Directors

Section 3.1 The number of directors which shall constitute the whole board shall be not fewer than three nor more than fifteen. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors. The directors shall be elected for terms of office as provided in the corporation’s certificate of incorporation. Directors need not be stockholders.

Section 3.2 Each director to be elected by stockholders shall be elected by the affirmative vote of a majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that if the board of directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”) by the date that is ten days prior to the date the corporation first files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, each of the directors to be elected at such meeting shall be elected by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 3.2, a “majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. In a Contested Election, stockholders will be entitled to cast votes “for”, or to “withhold” votes from, the election of directors but shall not be entitled to cast any other vote with respect to such election of directors.

Section 3.3 Vacancies on the board of directors resulting from the death, resignation or removal of a director or directors, and newly created directorships resulting from any increases in the authorized number of directors, shall be filled, and any director so chosen shall hold office, in each case as provided in the corporation’s certificate of incorporation.

Section 3.4 The business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by applicable law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 3.5 The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.6 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.7 Special meetings of the board may be called by the chairman of the board of directors or the president and shall be called by the president or secretary on the written request of a majority of the board. Notice of each such meeting shall be given in accordance with Section 4.2 of these bylaws.

Section 3.8 At all meetings of the board a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by applicable law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9 Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Committees of Directors

Section 3.10 The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors with respect to the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Section 3.11 Members of the board of directors of the corporation or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Unless the board of directors provides otherwise by resolution, any committee of the board of directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation or these bylaws for the conduct of its meetings as such committee may deem proper. Except as otherwise required by law, the certificate of incorporation or these bylaws, and except as otherwise provided in a resolution of the board of directors: (a) a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee; and (b) the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

The Chairman of the Board

Section 3.12 The board of directors shall elect a chairman of the board of directors from among its members. The chairman of the board of directors shall preside at meetings of the board of directors and shall perform such other duties and hold such other titles as may be prescribed from time to time by the board of directors.

Compensation of Directors

Section 3.13 Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

Notices

Section 4.1 Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, or, except as otherwise required by law, by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be addressed to such stockholder, at such stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL.

Section 4.2 Whenever, under applicable law or the provisions of the certificate of incorporation or of these bylaws, notice is required to be given to any director, such notice may be given personally or by telephone, mail, electronic transmission or other form of recorded communication. If mailed, such notice shall be addressed to such director at such director’s residence or usual place of business and shall be deposited in the United States mail at least five days before the day on which the meeting is to be held. Notice given by any other permitted means shall be given at least 24 hours prior to the time set for the meeting.

Section 4.3 Whenever any notice is required to be given under applicable law or the provisions of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the board of directors or a committee of the board of directors need to be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the certificate of incorporation or these bylaws.

ARTICLE V

Officers

Section 5.1 The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The function of chief executive officer and chief financial officer of the corporation shall be discharged by such officer or officers as the board of directors may from time to time designate. The board of directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. To the extent not so determined or not otherwise set forth in these bylaws each board-appointed officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the board of directors. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide. The corporation may also designate persons as officers of divisions of the corporation, but such persons shall not be officers of the corporation unless so specified. The board of directors may also determine to leave any office vacant.

Section 5.2 Each officer of the corporation shall hold office until such person’s successor is chosen and qualified or until such person’s earlier death, resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors or by a duly authorized officer. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or by a duly authorized officer or the office may otherwise be left vacant.

The President

Section 5.3 The president shall have the general powers and duties of supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall exercise such authority and perform such duties as are customarily incident to the office of the president and shall perform such other duties and hold such other titles as may from time to time be prescribed by the board of directors or these bylaws.

The Secretary

Section 5.4 The secretary or, in his or her absence, an assistant secretary or other designee, shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors or any committee thereof required to be given by these bylaws or by applicable law, and shall perform such other duties as may from time to time be prescribed by the board of directors, the president or any other supervising officer of the secretary or these bylaws. The secretary or an assistant secretary shall have custody of the corporate seal of the corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s or assistant secretary’s signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

The Treasurer

Section 5.5 The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements. The treasurer shall perform such other duties as may be prescribed from time to time by the board of directors, the president or any other supervising officer of the treasurer or these bylaws. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of the treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

Delegation

Section 5.6 The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

Certificates of Stock

Section 6.1 Shares of the corporation’s stock may be certificated or uncertificated in accordance with the DGCL. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by any two authorized officers of the corporation, including, without limitation, the chairman of the board of directors, the president, the treasurer or the secretary, certifying the number of shares owned by such holder in the corporation. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any such certificates which the corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of any such certificate which the corporation may issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Subject to the foregoing Sections 6.1 and 6.2, certificates for stock of the corporation shall be in such form as the board of directors may from time to time prescribe.

Section 6.4 The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such alleged lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfers of Stock

Section 6.5 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (upon the payment of taxes thereon if applicable), it shall be the duty of the corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Uncertificated shares shall be transferred upon the receipt of proper transfer instructions from the registered owner of such uncertificated shares.

Fixing Record Date

Section 6.6 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (a) in the case of a determination of stockholders entitled to vote at any meeting of the stockholders or any adjournment thereof, shall not be more than sixty nor less than ten days before the date of such meeting, and (b) in the case of any other action, shall not be more than sixty days prior to such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Stockholders

Section 6.7 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

Indemnification

Section 7.1 The corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (other than action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation or, while a director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, that, except as provided in Section 7.6 with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized or ratified by the board of directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe the person’s conduct was unlawful.

Section 7.2 The corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or while a director or officer is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that, subject to Article X of these bylaws, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

Section 7.3 To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 and 7.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 7.4 Any indemnification under Sections 7.1 and 7.2 of this Article (unless ordered by a court or required pursuant to Section 7.3) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in said Sections 7.1 and 7.2. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even if less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

To receive indemnification under this Article, a director or officer shall submit to the corporation a written request, which shall include documentation or information which is necessary to determine whether indemnification is payable under this Article and which is reasonably available to the director or officer. Upon receipt by the corporation of such a written request, a determination regarding whether indemnification is payable under this Article shall be made, based upon the facts known at the time. All such indemnification shall be paid in full within sixty days after the corporation receives the director’s or officer’s written request therefor, unless a determination is made that the claims giving rise to the director’s or officer’s request are not payable under this Article.

Section 7.5 Expenses (including attorneys’ fees) incurred by a director or officer in defending a civil, criminal, administrative, investigative or other action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined, in a final, nonappealable adjudication, that such person is not entitled to be indemnified by the corporation as authorized in this Article.

Section 7.6 If a claim under Section 7.1 or 7.2 of this Article is not paid in full by the corporation within sixty days after a written request has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit.

Section 7.7 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of a certificate of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.8 The board of directors may authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 7.9 For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 7.10 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

Section 7.11 In addition to any rights granted pursuant to this Article, the corporation may, to the extent and in the manner permitted by applicable law, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation.

Section 7.12 The rights conferred in this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any amendment, alteration or repeal of this Article that adversely affects any right of a director or officer or such person’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.13 The corporation shall not be liable to indemnify any person under this Article for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 7.14 In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

ARTICLE VIII

Conflict of Interests

Section 8.1 No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

(a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to the relationship interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

Section 8.2 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

ARTICLE IX

General Provisions

Dividends

Section 9.1 Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 9.2 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Fiscal Year

Section 9.3 The fiscal year of the corporation shall commence January 1 and end December 31 unless and until the board of directors shall adopt a different fiscal year by resolution duly adopted by it.

Seal

Section 9.4 The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile or an electronic version thereof to be impressed or affixed or reproduced or otherwise.

Emergency Bylaws

Section 9.5 This Section 9.5 shall be operative during any emergency condition as contemplated in Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in these bylaws, the corporation’s certificate of incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee of the board of directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the board of directors as they shall deem necessary and appropriate. Except as the board of directors may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

Corporate Contracts and Instruments

Section 9.6 Except as otherwise provided in these bylaws, the board of directors may determine the method, and designate (or authorize officers of the corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the corporation, no person shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Signature Authority

Section 9.7 Unless otherwise specifically determined by the board of directors or otherwise provided by law or these bylaws, contracts, evidences of indebtedness and other instruments or documents of the corporation may be executed, signed or endorsed: (a) by the chief executive officer and the president; or (b) by the chief financial officer, any vice president, treasurer, secretary or controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Subject to Law and Certificate of Incorporation

Section 9.8 All powers, duties and responsibilities provided for in these bylaws, whether or not explicitly so qualified, are qualified by the certificate of incorporation (including any preferred stock designation) and applicable law.

ARTICLE X

Forum for Adjudication of Disputes

Section 10.1 Unless the corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article X, internal corporate claims means claims, including claims in the right of the corporation: (A) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or (B) as to which the DGCL confers jurisdiction upon the Court of Chancery. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Section 10.2 If any provision of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

Amendments

Section 11.1 These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors.